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                                                                    Exhibit 99.1


                                 [WESTPORT LOGO]


                         WESTPORT RESOURCES CORPORATION
                           410 17TH STREET, SUITE 2300
                             DENVER, COLORADO 80202

WESTPORT RESOURCES CORPORATION REPAYS TENDERED 8.875% SENIOR SUBORDINATED NOTES

Denver, Colorado - November 1, 2001 - Westport Resources Corporation (NYSE: WRC) today announced that $24,301,000 face amount of its 8.875% Senior Subordinated Notes due 2007 was tendered to it, pursuant to the change of control provisions in Section 4.13 of the related Indenture dated September 23, 1997. The tender price was equal to 101% of the principal amount of each note plus accrued and unpaid interest on October 29, 2001. Including premium and accrued interest, the total amount paid was $24,819,590.09. Westport used borrowings under its revolving credit facility to fund the repayment. The Notes were originally issued by Belco Oil & Gas Corp., which merged with Westport last August.

Westport is an independent energy company engaged in oil and natural gas exploitation, acquisition and exploration activities primarily in the Gulf of Mexico, the Rocky Mountains, Permian Basin/Mid-Continent and the Gulf Coast.

Contact information: Lon McCain or Jonathan Bloomfield at (303) 573-5404.

FORWARD - LOOKING STATEMENTS

This material includes "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include estimates, plans, expectations, opinions, forecasts, projections, guidance or other statements that are not statements of fact. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. There are many factors that could cause forward-looking statements not to be correct, including the cautionary statements contained in this material and risks and uncertainties inherent in the Company's business set forth in the filings of the Company with the Securities and Exchange Commission. These risks include, among others, oil and gas price volatility, availability of services and supplies, operating hazards and mechanical failures, uncertainties in the estimates of proved reserves and in projections of future rates of production and timing of development expenditures, general economic conditions, and the actions or inactions of third-party operators. The Company does not undertake any obligation to update any forward-looking statements contained in this material.